UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

THE TORO COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

(952) 888-8801

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Toro Company (“TTC”) held its 2021 Annual Meeting of Shareholders on March 16, 2021. The final results of the shareholder vote on the business brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes
Proposal One—Election of three directors, each to serve for a term of three years ending at TTC’s 2024 Annual Meeting of Shareholders
Janet K. Cooper	90,516,744	1,763,144	--	6,381,121
Gary L. Ellis	89,672,712	2,607,176	--	6,381,121
Michael G. Vale	91,795,393	484,495	--	6,381,121

Proposal Two—Ratification of the selection of KPMG LLP as TTC’s independent registered public accounting firm for TTC’s fiscal year ending October 31, 2021	96,460,209	1,764,125	436,675	--

Proposal Three—Advisory approval of executive compensation	86,221,278	4,849,997	1,208,613	6,381,121

Each of the directors in Proposal One was elected by TTC’s shareholders by the required vote and each of Proposals Two and Three was approved by TTC’s shareholders by the required vote.

Regarding TTC’s other directors (i) each of Jeffrey L. Harmening, Joyce A. Mullen, Richard M. Olson, and James C. O’Rourke continue to serve as a director for a term ending at TTC’s 2022 Annual Meeting of Shareholders, and (ii) each of Jeffrey M. Ettinger, Katherine J. Harless, and D. Christian Koch continue to serve as a director for a term ending at TTC’s 2023 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: March 18, 2021	By:	/s/ Amy E. Dahl
Amy E. Dahl
Vice President, Human Resources and General Counsel and Corporate Secretary

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